UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2006, we made a distribution to our shareholders of one warrant for each common share owned on January 18, 2006, each warrant, as modified, entitling the owner to purchase one common share at an exercise price of $3.25 per share through January 31, 2008 or $3.75 per share from February 1, 2008 until January 31, 2010.

As previously reported on Form 8-K filed on January 31, 2008, at the January 30, 2008 meeting of our Board of Directors, our Board extended the expiration dates of the warrants such that the warrants will allow the holders for each warrant owned to purchase one common share at an exercise price of $3.25 per share until January 31, 2009 or $3.75 per share from February 1, 2009 until January 31, 2011.

On February 12, 2008, we entered into the Third Amendment to the Warrant Agreement with our transfer and warrant agent, Registrar and Transfer Company, reflecting the extension of the warrants. A copy of the Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K/A-1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:

Exhibit No.	Description
10.1	Third Amendment to the Warrant Agreement dated February 12, 2008 by and between Action Products International, Inc. and Registrar and Transfer Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A-1 to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows Chief Financial Officer
Date: February 15, 2008

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